Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Emerson Electric Co.:

We consent to the use of our report with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in the method of accounting for pension and other postretirement benefits in 2007 and in 2009.

(Signed) St. Louis, MO
December 14, 2009